  Exhibit 99.1

For More Information Contact:

Investors:	Media:
Ria Marie Carlson (714) 382-4400	Cliff Crisanti (714) 382-1138
ria.carlson@ingrammicro.com	clifford.crisanti@ingrammicro.com

Kay Leyba (714) 382-4175	Lisa Zwick (714) 382-2378
kay.leyba@ingrammicro.com	lisa.zwick@ingrammicro.com

  INGRAM MICRO REPORTS
   FOURTH-QUARTER AND FULL-YEAR 2009 FINANCIAL RESULTS

  Operating Expenses Decline Despite Revenue Growth
  Fourth Quarter Operating Margins Strong in all Regions

SANTA ANA, Calif., Feb. 18, 2010 — Ingram Micro Inc. (NYSE: IM), the world's largest technology distributor, today announced financial results for the fourth quarter and fiscal year of 2009, which ended January 2, 2010.

Worldwide sales for the fourth quarter were $8.81 billion, an increase of one percent compared with sales of $8.68 billion in the prior-year period.  The translation of relatively stronger foreign currencies had a positive effect of approximately six percentage points.

Fourth quarter net income was $107.0 million, or $0.64 per diluted share, which included a net benefit of $0.03 per share comprised of the following items: a benefit recorded in cost of sales of $9.8 million, or $0.06 per diluted share, related to the release of a portion of the reserves for commercial taxes on software imports into Brazil, for which the statute of limitations for an assessment has expired; and costs of approximately $7.7 million, or $0.03 per diluted share, related to expense-reduction programs primarily in North America and Europe.

In the fourth quarter of 2008, the company posted a net loss of $564.3 million, or $3.48 per diluted share, which included:  a non-cash charge of $742.6 million ($659.8 million after tax), or $4.07 per diluted share, for the impairment of goodwill; a benefit recorded in cost of sales of $8.2 million, or $0.05 per diluted share, related to the release of a portion of the reserves for commercial taxes in Brazil; and costs of approximately $6.8 million or $0.03 per diluted share, related to expense-reduction programs.

“We ended 2009 on a high note, with strong sequential growth in the final two quarters and good progress in our largest regions,” said Gregory Spierkel, chief executive officer, Ingram Micro Inc.  “North America delivered the highest sequential sales growth in seven years, on top of the near-record sequential growth in the third quarter.  EMEA is back on track with operating income at healthy, pre-recession levels, while Asia-Pacific generated year-on-year growth. The benefits of our expense-reduction actions were evident, even excluding the impact of the prior year goodwill impairment charge, as operating expenses declined on

Ingram Micro Reports Fourth-Quarter and Full-Year 2009 Results

higher revenues compared with the prior-year period.  There is still more work to do, but the trends are positive and we are externally focused on growth with enhanced profitability.”

Additional Fourth Quarter Highlights
For additional detail regarding the results outlined below, please refer to the financial statements and schedules attached to this news release or visit www.ingrammicro.com.

Regional Sales
•	North America sales were $3.59 billion (41 percent of total sales), a decrease of five percent versus the $3.80 billion reported in the year-ago quarter.
•
Europe, Middle East and Africa (EMEA) sales grew four percent to $3.05 billion (35 percent of total sales) versus $2.95 billion in the year-ago quarter.  The translation impact of relatively stronger European currencies had a positive effect of approximately 10 percentage points.

•
Asia-Pacific sales grew 16 percent to $1.72 billion (19 percent of total sales) versus $1.49 billion reported in the year-ago quarter. The translation impact of regional currencies had a positive effect of approximately 13 percentage points.

•
Latin America sales were $446 million (5 percent of total sales), a decline of two percent versus $455 million reported a year ago.  The translation impact of relatively stronger local currencies had a positive effect of approximately seven percentage points.

Gross Margin
Gross margin for the 2009 fourth quarter was 5.69 percent, a decrease of 23 basis points versus the ten-year high achieved in the prior-year quarter.  The partial release of commercial tax reserves in Brazil, described above, had a positive fourth-quarter impact of 11 basis points in 2009 and nine basis points in 2008.  Year-over- year comparisons are impacted by softer volumes in the fee-for-service division, weak margins in our North American high-end home entertainment division, greater mix of business in lower-margin geographies such as China, and the limited, strategic use of gross margins to drive sales growth.

Operating Expenses
Total operating expenses were $354.7 million (4.03 percent of total sales), which included $7.7 million (0.09 percent of total sales) in costs associated with the company’s expense-reduction programs. In the year-ago quarter, operating expenses were $1.11 billion, which included the previously discussed goodwill impairment charge.  Excluding this charge, non-GAAP operating expenses in the prior year quarter were $368.8 million, or

Ingram Micro Reports Fourth-Quarter and Full-Year 2009 Results

4.25 percent of sales, which included $6.8 million (0.08 percent of sales) in severance and other costs related to the company’s expense-reduction programs.

Operating Income
Worldwide operating income was $146.5 million (1.66 percent of total sales), which included the aggregate benefit of $2.1 million (0.02 percent of total sales) from the release of Brazilian commercial tax reserves, partially offset by expense-reduction program costs.  In the prior-year quarter, the company posted an operating loss of $597.1 million including the goodwill impairment charge.  Excluding this charge, non-GAAP operating income was $145.5 million (1.68 percent of sales), which included a two-basis-point net benefit related to the partial release of Brazilian commercial tax reserves and the expense-reduction program costs.
•
North America operating income was $53.4 million (1.49 percent of North America sales), which included $5.7 million (0.16 percent of sales) in expense-reduction program costs. In the year-ago quarter, North America posted an operating loss of $179.5 million, which included a goodwill impairment charge of $243.2 million. Excluding this charge, non-GAAP operating income was $63.7 million (1.68 percent of sales), which included $0.3 million (0.01 percent of sales) in expense-reduction program costs.

•
EMEA operating income was $53.9 million (1.77 percent of EMEA sales), which included $1.2 million (0.04 percent of sales) in expense-reduction program costs. In the year-ago quarter, the region’s operating income was $4.3 million, which included a goodwill impairment charge of $24.1 million.  Excluding this charge, non-GAAP operating income was $28.4 million (0.96 percent of sales), which included $6.5 million (0.22 percent of sales) in expense-reduction program costs.

•
Asia-Pacific operating income was $25.7 million (1.49 percent of Asia-Pacific sales), which included $0.7 million (0.04 percent of sales) in expense-reduction program costs. In the comparable period in the prior year, Asia-Pacific’s operating loss was $444.1 million, which included $475.3 million of the goodwill impairment charge.  Excluding this charge, non-GAAP operating income was $31.2 million (2.10 percent of sales).

•
Latin America operating income was $21.0 million (4.70 percent of Latin America sales), including the benefit of $9.8 million (2.19 percent of sales) related to the previously described release of a portion of the company’s commercial tax reserve in Brazil, and $0.1 million (0.02 percent of sales) in expense-reduction program costs.  In the year-ago quarter, operating income was $21.5 million (4.74 percent of sales), which also included a partial release of the commercial tax reserve in Brazil of $8.2 million (1.81 percent of sales).

•
Stock-based compensation expense was $7.4 million.  This compares with a net benefit to operating income of $0.7 million in the prior-year quarter, the result of reduced accruals for long-term incentive compensation programs tied to performance-based restricted stock units.  Stock-based compensation impacts are presented

Ingram Micro Reports Fourth-Quarter and Full-Year 2009 Results

as a separate reconciling amount in the company’s segment reporting in both periods and are not included in the regional operating results, but are included in the total worldwide operating results.

Other expense for the quarter was $5.6 million versus $14.3 million in the year-ago period, primarily driven by higher net cash levels (cash less debt outstanding) and lower average interest rates.

The effective tax rate for the quarter was 24 percent, which was favorably impacted by approximately 2 percentage points from the release of reserves for commercial taxes on software imports into Brazil for which no income tax was applied.

Total depreciation and amortization was $17.1 million.

Capital expenditures were $21.7 million.

Balance Sheet Highlights
•	The cash and cash equivalents balance at year end was $911 million, an increase of $148 million over the 2008 year-end balance.
•	Total debt was $379 million, a decrease of $99 million from 2008 year-end. Debt-to-capitalization was reduced to 11 percent versus 15 percent at the end of 2008.
•	Inventory was $2.5 billion, or 27 days on hand, compared with $2.3 billion, or 28 days on hand, at the end of 2008.
•	Working capital days were 21 versus 22 at year-end 2008.

“The business seems to have hit an inflection point,” said William Humes, senior executive vice president and chief financial officer.  “We made progressive improvements in the last half of the year and delivered a modest increase in revenues despite fewer selling days compared with last year’s fourth quarter.  The two years of work toward reducing expenses, fixing underperforming businesses and adjusting terms and conditions for certain accounts are paying off, providing a strong platform for future operating leverage.  We intend to drive growth intelligently, balancing gross margin stability, expense maintenance and working capital management to enhance profitability and return on invested capital.  Our strong balance sheet provides ample capacity to invest in advantageous expansion opportunities.”

Fiscal Year Results
For the twelve months ended Jan. 2, 2010, worldwide sales were $29.52 billion, a 14 percent decrease from $34.36 billion reported for the same period a year ago, reflecting the challenging global economic

Ingram Micro Reports Fourth-Quarter and Full-Year 2009 Results

 environment and unfavorable translation impact of weaker foreign currencies of approximately three percentage points.

Sales for North America were $12.33 billion (a 13 percent decrease versus 2008); $9.48 billion for EMEA (an 18 percent decrease, which included a six-percentage-point negative impact from the translation of weaker foreign currencies); $6.24 billion for Asia-Pacific (a 10 percent decrease, which included a five-percentage-point negative impact from the translation of weaker foreign currencies); and $1.46 billion for Latin America (a 16 percent decrease, which included a nine-percentage-point negative impact from the translation of weaker foreign currencies).

Worldwide operating income for the full year was $295.9 million (1.00 percent of total sales), which included items aggregating to a net charge of $30.4 million (0.11 percent of sales) comprised of the following:  a benefit of $9.8 million (0.03 percent of sales) related to the partial release of the Brazilian tax reserve, more than offset by expense-reduction program costs of $37.6 million (0.13 percent of sales) and a goodwill impairment charge totaling $2.5 million (0.01 percent of sales).  For the 2008 fiscal year, the company posted a worldwide operating loss of $332.2 million, which included items aggregating to a charge of $753.0 million (2.19 percent of sales) comprised of the following: a benefit of $8.2 million (0.02 percent of sales) related to the partial release of the Brazilian tax reserve, more than offset by expense-reduction program costs of $18.6 million (0.05 percent of sales) and a goodwill impairment charge of $742.6 million (2.16 percent of sales).

Twelve-month net income was $202.1 million, or $1.22 per diluted share, which included the items listed above aggregating to an after-tax charge of $19.9 million, or $0.12 per diluted share.  For the 2008 fiscal year, the company posted a net loss of $394.9 million, or $2.37 per diluted share, which included the goodwill impairment charge of $742.6 million ($659.8 million after tax, or $3.96 per diluted share) discussed previously, as well as net charges described above totaling $0.03 per diluted share.

Outlook
 “The new year is off to a good start,” said Spierkel.  “For the first quarter of 2010, we expect a sequential revenue decline within historical seasonal norms, which should still result in strong year-over-year growth.  Gross margins should also decline seasonally, with continued tight management of operating expenses.  We will continue to invest in growth and improvement initiatives that meet our strategic imperatives.”

Spierkel continued, “We are encouraged by signs of economic growth.  The improvements we’ve made since mid-2008, coupled with our re-energized attitude toward profitable growth, have us well-positioned for the rebound in demand.  While we do not expect the economies to improve uniformly among all regions, we are singularly focused on improving returns on invested capital through profitable growth and enhancing total returns for our shareholders.”

Ingram Micro Reports Fourth-Quarter and Full-Year 2009 Results
Conference Call and Webcast
Additional information about Ingram Micro’s financial results will be presented in a conference call with presentation slides today at 5 p.m. ET.  To listen to the conference call Web cast and view the accompanying presentation slides, visit the company’s Web site at www.ingrammicro.com (Investor Relations section).  The conference call is also accessible by telephone at (888) 455-0750 (toll-free within the United States and Canada) or (210) 839-8501 (other countries).

The replay of the conference call with presentation slides will be available for one week at www.ingrammicro.com (Investor Relations section) or by calling (800) 678-3180 or (402) 220-3063 outside the United States and Canada.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this press release that are forward-looking statements, including but not limited to statements about economic conditions, capital resources, cost reduction actions, revenues, operating income, margins, expenses, integration costs, operating efficiencies, profitability, market share and rates of return, are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro's business, financial condition and results of operations.  Ingram Micro disclaims any duty to update any forward-looking statements.  Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) difficult conditions in the global economy have affected our business and results of operations and these conditions may not improve in the near future and may worsen; (2) our failure to adequately adapt to industry changes could negatively impact our future operating results; (3) we have significant credit exposure to our customers and negative trends in their businesses could cause us significant credit loss; (4) we continually experience intense competition across all markets for our products and services, which may intensify; (5) we operate a global business that exposes us to risks associated with international activities; (6) we are dependent on a variety of information systems, and continued enhancements to systems, processes and procedures and infrastructure on a global basis, which if not properly functioning, could adversely disrupt our business, and harm our reputation, net sales and operating results; (7) changes in our credit rating or other market factors, such as adverse capital and credit market conditions may affect our ability to meet liquidity needs through reduced access to capital, and/or it increase our cost of borrowing; (8) we have made and expect to continue to make investments in new business strategies and initiatives, including acquisitions, which could disrupt our business and have an adverse effect on our operating results; (9) terminations of a supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (10) changes in, or interpretations of, tax rules and regulations may adversely affect our effective tax rates or operating margins and we may be required to pay additional tax assessments; (11) we cannot predict with certainty what loss we might incur in litigation matters and contingencies that we may be involved with from time to time; (12) the loss of a key executive officer or other key employees, or changes affecting the work force such as government regulations, collective bargaining agreements or the limited availability of qualified personnel, could disrupt operations or increase our cost structure; (13) we may incur material litigation, regulatory or operating costs or expenses, and may be frustrated in our marketing efforts, as a result of new environmental regulations or private intellectual property enforcement disputes; (14) if our business does not perform well, we may be required to recognize further impairments of our intangible or other long-lived assets or establish a valuation allowance against our deferred income tax assets, which could adversely affect our results of operations or financial condition;  (15) we face a variety of risks with our reliance on third-parties service companies, including shipping companies for the delivery of our products and outsourcing arrangements; (16) changes in accounting rules could adversely affect our future operating results; (17) future terrorist or military actions could result in disruption to our operations or loss of assets, in certain markets or globally; and (18) our quarterly results have fluctuated significantly.

Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes intended to address these risk factors and to mitigate their impact on Ingram Micro's results of operations and financial

Ingram Micro Reports Fourth-Quarter and Full-Year 2009 Results

condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro's Annual Report on Form 10-K for the year ended January 3, 2009; other risks or uncertainties may be detailed from time to time in Ingram Micro's future SEC filings.

About Ingram Micro Inc.
As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics services, technical support, financial services, and product aggregation and distribution.  The company serves approximately 150 countries and is the only global broad-based IT distributor with operations in Asia.  Visit www.ingrammicro.com.

# # #

© 2010 Ingram Micro Inc.  All rights reserved.  Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.

Ingram Micro Inc.
Consolidated Balance Sheet
(Dollars in 000s)
(Unaudited)

	January 2,	January 3,
	2010	2009

ASSETS
Current assets:
Cash	$910,936	$763,495
Trade accounts receivable, net	3,943,243	3,179,455
Inventory	2,499,895	2,306,617
Other current assets	392,831	425,270

Total current assets	7,746,905	6,674,837

Property and equipment, net	221,710	202,142
Other assets	210,735	206,494

Total assets	$8,179,350	$7,083,473

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,296,224	$3,427,362
Accrued expenses	423,365	485,573
Short-term and current maturities of long-term debt	77,071	121,724

Total current liabilities	4,796,660	4,034,659

Long-term debt, less current maturities	302,424	356,664
Other liabilities	68,453	36,305

Total liabilities	5,167,537	4,427,628

Stockholders' equity	3,011,813	2,655,845

Total liabilities and stockholders' equity	$8,179,350	$7,083,473

Ingram Micro Inc.
Consolidated Statement of Income
(Dollars in 000s, except per share data)
(Unaudited)

	Thirteen		Fourteen
	Weeks Ended		Weeks Ended
	January 2, 2010		January 3, 2009

Net sales	$8,807,190		$8,684,517

Cost of sales	8,306,000		8,170,211
Gross profit	501,190	(a)	514,306 (a)

Operating expenses:
Selling, general and administrative	347,711		361,993
Impairment of goodwill	-		742,653
Reorganization costs	6,959		6,802
	354,670	(a)	1,111,448 (a)

Income (loss) from operations	146,520		(597,142)

Interest and other	5,553		14,323

Income (loss) before income taxes	140,967		(611,465)

Provision for (benefit from) income taxes	33,944		(47,180)

Net income (loss)	$107,023		$(564,285)

Diluted earnings (loss) per share	$0.64		$(3.48)

Diluted weighted average shares outstanding	167,759,493		161,929,448

(a)	See related footnote on the schedule of supplementary information for the thirteen weeks ended January 2, 2010 and fourteen weeks ended January 3, 2009.

Ingram Micro Inc.
Consolidated Statement of Income
(Dollars in 000s, except per share data)
(Unaudited)

	Fifty-two		Fifty-three
	Weeks Ended		Weeks Ended
	January 2, 2010		January 3, 2009

Net sales	$29,515,446		$34,362,152

Cost of sales	27,845,237	(a)	32,422,061 (a)
Gross profit	1,670,209		1,940,091

Operating expenses:
Selling, general and administrative	1,337,696		1,512,578
Impairment of goodwill	2,490		742,653
Reorganization costs	34,083		17,029
	1,374,269	(a)	2,272,260 (a)

Income (loss) from operations	295,940		(332,169)

Interest and other	26,692		49,969

Income (loss) before income taxes	269,248		(382,138)

Provision for income taxes	67,110		12,783

Net income (loss)	$202,138		$(394,921)

Diluted earnings (loss) per share	$1.22		$(2.37)

Diluted weighted average shares outstanding	165,565,810		166,542,541

(a)	See related footnote on the schedule of supplementary information for the fifty-two weeks ended January 2, 2010 and fifty-three weeks ended January 3, 2009.

Ingram Micro Inc.
Supplementary Information
Income (Loss) from Operations
(Dollars in 000s)
(Unaudited)

	Thirteen Weeks Ended January 2, 2010 (a)
		Operating	Operating
	Net Sales	Income	Margin

North America	$3,590,683	$53,367	1.49%
EMEA	3,051,295	53,940	1.77%
Asia-Pacific	1,719,378	25,690	1.49%
Latin America	445,834	20,965	4.70%
Stock-based compensation expense	-	(7,442)	-

Consolidated Total	$8,807,190	$146,520	1.66%

	Fourteen Weeks Ended January 3, 2009 (b)

				Non-GAAP
		Operating	Impairment	Operating
	Net Sales	Income (Loss)	of Goodwill	Income

North America	$3,796,364	$(179,506)	$243,190	$63,684
EMEA	2,946,263	4,255	24,125	28,380
Asia-Pacific	1,487,225	(444,104)	475,338	31,234
Latin America	454,665	21,529	-	21,529
Stock-based compensation expense	-	684	-	684

Consolidated Total	$8,684,517	$(597,142)	$742,653	$145,511

				Non-GAAP
		Operating	Impairment	Operating
		Margin (Loss)	of Goodwill	Margin (c)

North America		(4.73%)	6.41%	1.68%
EMEA		0.14%	0.82%	0.96%
Asia-Pacific		(29.86%)	31.96%	2.10%
Latin America		4.74%	-	4.74%
Stock-based compensation expense		-	-	-

Consolidated Total		(6.88%)	8.55%	1.68%

(a)
The thirteen weeks ended January 2, 2010 includes: net charges of $7,660 (0.09% of consolidated net sales) to operating expenses comprised of $5,676 in North America (0.16% of North America net sales), $1,236 in EMEA (0.04% of EMEA net sales), $651 in Asia-Pacific (0.04% of Asia-Pacific net sales), and $97 in Latin America (0.02% of Latin America net sales), primarily for reorganization costs ($6,959) associated with headcount reductions and facility exit costs, and charges to SG&A expenses ($701) primarily for retention and accelerated depreciation of fixed assets associated with the exit of facilities; and a benefit of $9,758 (0.11% of consolidated net sales and 2.19% of Latin America net sales) recorded in cost of sales related to the release of a portion of the reserve for Brazilian commercial taxes for which the statute of limitations has expired.

(b)
The fourteen weeks ended January 3, 2009 includes: charges of $6,802 (0.08% of consolidated net sales) to operating expenses comprised of $281 in North America (0.01% of North America net sales), $6,506 in EMEA (0.22% of EMEA net sales), and $15 in Asia-Pacific, primarily for reorganization costs associated with headcount reductions and facility consolidations; and a benefit of $8,224 (0.09% of consolidated net sales and 1.81% of Latin America net sales) recorded to cost of sales related to the release of a portion of the reserve for Brazilian commercial taxes for which the statute of limitations has expired.

(c)	Non-GAAP operating margin is calculated by dividing non-GAAP operating income by net sales.

Ingram Micro Inc.
Supplementary Information
Income (Loss) from Operations
(Dollars in 000s)
(Unaudited)

	Fifty-two Weeks Ended January 2, 2010 (a)
		Operating	Operating
	Net Sales	Income	Margin

North America	$12,326,555	$105,679	0.86%
EMEA	9,483,328	92,856	0.98%
Asia-Pacific	6,243,455	83,704	1.34%
Latin America	1,462,108	35,928	2.46%
Stock-based compensation expense	-	(22,227)	-

Consolidated Total	$29,515,446	$295,940	1.00%

	Fifty-three Weeks Ended January 3, 2009 (b)

				Non-GAAP
		Operating	Impairment	Operating
	Net Sales	Income (Loss)	of Goodwill	Income

North America	$14,191,995	$(49,011)	$243,190	$194,179
EMEA	11,534,968	42,014	24,125	66,139
Asia-Pacific	6,904,640	(353,518)	475,338	121,820
Latin America	1,730,549	43,191	-	43,191
Stock-based compensation expense	-	(14,845)	-	(14,845)

Consolidated Total	$34,362,152	$(332,169)	$742,653	$410,484

				Non-GAAP
		Operating	Impairment	Operating
		Margin (Loss)	of Goodwill	Margin (c)

North America		(0.35%)	1.71%	1.37%
EMEA		0.36%	0.21%	0.57%
Asia-Pacific		(5.12%)	6.88%	1.76%
Latin America		2.50%	-	2.50%
Stock-based compensation expense		-	-	-

Consolidated Total		(0.97%)	2.16%	1.19%

(a)
The fifty-two weeks ended January 2, 2010 includes: net charges of $37,636 (0.13% of consolidated net sales) to operating expenses comprised of $24,267 in North America (0.20% of North America net sales), $9,462 in EMEA (0.10% of EMEA net sales),$3,574 in Asia-Pacific (0.06% of Asia-Pacific net sales), and $333 in Latin America (0.02% of Latin America net sales), primarily for reorganization costs ($34,083) associated with headcount reductions and facility exit costs, and charges to SG&A expenses ($3,553) primarily for consulting, retention and accelerated depreciation of fixed assets associated with the exit of facilities; a benefit of $9,758 (0.03% of consolidated net sales and 0.67% of Latin America net sales) recorded in cost of sales related to the release of a portion of the reserve for Brazilian commercial taxes for which the statute of limitations has expired; and an impairment of goodwill of $2,490 (0.01% of consolidated net sales and 0.04% of Asia-Pacific net sales) related to the acquisitions of VAD and Vantex.

(b)
The fifty-three weeks ended January 3, 2009 includes: net charges of $18,573 (0.05% of consolidated net sales) to operating expenses comprised of $1,838 in North America (0.01% of North America net sales), $16,444 in EMEA (0.14% of EMEA net sales), and $291 in Asia-Pacific, primarily for reorganization costs ($17,029) associated with headcount reductions and facility consolidations and other charges to SG&A expenses ($1,544) for other costs associated with the reorganization program; and a benefit of $8,224 (0.02% of consolidated net sales and 0.48% of Latin America net sales) recorded in cost of sales related to the release of a portion of the reserve for Brazilian commercial taxes for which the statute of limitations has expired.

(c)	Non-GAAP operating margin is calculated by dividing non-GAAP operating income by net sales.

Ingram Micro Inc.
Supplementary Information
Reconciliation of Non-GAAP to GAAP Financial Measures
(Dollars in 000s, except per share data)
(Unaudited)

	Fourteen Weeks Ended January 3, 2009
			Non-GAAP
	As Reported	Impairment of	Financial
	Under GAAP	Goodwill (a)	Measure

Operating expenses (b)	$1,111,448	$(742,653)	$368,795
Income (loss) from operations	(597,142)	742,653	145,511
Income (loss) before income taxes	(611,465)	742,653	131,188
Provision for (benefit from) income taxes	(47,180)	82,873	35,693
Net income (loss)	(564,285)	659,780	95,495

Basic and diluted earnings (loss) per share	$(3.48)	$4.07	$0.59

(a)	Reflects charge for impairment of goodwill and related tax benefits. Per share impact is calculated by dividing the net amount by the basic weighted average shares outstanding of 161,929,448.

(b)	As a percentage of net sales, GAAP operating expenses for the fourteen weeks ended January 3, 2009 represent 12.80% and non-GAAP operating expenses represent 4.25%.

	Fifty-three Weeks Ended January 3, 2009
			Non-GAAP
	As Reported	Impairment	Financial
	Under GAAP	of Goodwill (a)	Measure

Operating expenses (b)	$2,272,260	$(742,653)	$1,529,607
Income (loss) from operations	(332,169)	742,653	410,484
Income (loss) before income taxes	(382,138)	742,653	360,515
Provision for income taxes	12,783	82,873	95,656
Net income (loss)	(394,921)	659,780	264,859

Basic and diluted earnings (loss) per share	$(2.37)	$3.96	$1.59

(a)	Reflects charge for impairment of goodwill and related tax benefits. Per share impact is calculated by dividing the net amount by the basic weighted average shares outstanding of 166,542,541.

(b)	As a percentage of net sales, GAAP operating expenses for the fifty-three weeks ended January 3, 2009 represent 6.61% and non-GAAP operating expenses represent 4.45%.